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                                                                  EXHIBIT 11

                       TELEPORT COMMUNICATIONS GROUP INC.
                           COMPUTATION OF LOSS PER SHARE
            THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1997 AND 1996
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                                             THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                  JUNE 30,                           JUNE 30,
                                       CONSOLIDATED       COMBINED       CONSOLIDATED      COMBINED
                                           1997             1996             1997            1996
                                           ----             ----             ----            ----

Net loss                               $(51,332,000)      $(19,743,000)   $96,360,000    $(38,435,000)
                                       =============      =============   ===========    =============
Primary loss per common share:

Weighted average number of shares
outstanding                            164,860,699          72,930,110    163,271,950      71,465,125
                                       =============      =============   ===========    =============
Loss per share                         $       (.31)      $     (0.27)    $      (.59)   $      (0.54)
                                       =============      =============   ===========    =============

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